UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2002

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

 UNITED STATES

As described in a Current Report on Form 8-K dated February 22, 2002, the Company entered into a Credit Facilitation Agreement on February 22, 2002 (the "Credit Facilitation Agreement") with The Harris Company ("Harris"). Under the Credit Facilitation Agreement, Harris agreed to cause Bank of America, N.A. (the "Bank") to issue an Irrevocable Standby Letter of Credit in the amount of seven million dollars ($7,000,000) (the "Letter of Credit") to General Electric Capital Corporation (the "Beneficiary"), who is the administrative agent for the lender syndicate pursuant to that certain Credit Agreement dated January 31, 2002 by and among the Company, the Beneficiary and CIT Business Credit (the "Credit Agreement").

On May 29, 2002, the Credit Facilitation Agreement was amended to extend the term of the Letter of Credit from June 30, 2002 to September 30, 2002. In addition, the term of the Letter of Credit may be extended under certain circumstances as more fully described in the First Amendment, a copy of which is filed herewith as Exhibit 10.1. The Company's reimbursement obligations to Harris under the amended Credit Facilitation Agreement, which arise in the event any payment is made under the Letter of Credit by the Bank to the Beneficiary, are general and unsecured obligations of the Company.

Pursuant to a Guaranty - Security Agreement - Stock Pledge dated February 22, 2002 (the "Guaranty and Pledge") by and among Joseph Levy, who is the Chairman of the Company, Jody Levy-Schlesinger, Felicia Levy Weston, Bret Levy, who is the Vice President, Treasurer and a Director of the Company (collectively, the "Pledgors") and Harris, the Pledgors guaranteed the Company's obligations under the Credit Facilitation Agreement on a non-recourse basis, as described below. As security for the Pledgors' guarantee obligations and the Company's obligations under the Credit Facilitation Agreement, the Pledgors granted Harris a continuing security interest in all of the shares of the Company's common stock owned by the Pledgors (the "Shares"), all of the Pledgors' rights to acquired shares of the Company's common stock and all proceeds from the sale of any such shares (collectively, the "Collateral"). The Pledgors' guaranty under the Guaranty and Pledge is enforceable only against, and to the extent of, the Collateral, and not against any other assets of the Pledgors. During the term of the Guaranty and Pledge, and until a default by the Company or a Pledgor under the Credit Facilitation Agreement or Guaranty and Pledge, the Pledgors will be entitled to exercise all voting and consensual rights pertaining to the Shares, and will be entitled to receive any and all dividends and distributions paid in respect of the Shares.

INDEX TO EXHIBITS

Exhibit No.	Description
10.1*

First Amendment to Credit Facilitation Agreement dated May 29, 2002, by and between Gottschalks Inc. and Harris.

* Incorporated by reference to Exhibit 7 to the Amended Schedule 13D filed by Harris, El Corte Ingles, S.A., Joseph Levy and Bret Levy on June 4, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

June 4, 2002	By: /s/ James R. Famalette James R. Famalette President and Chief Executive Officer

June 4, 2002	By: /s/ Michael S. Geele Michael S. Geele Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1*

First Amendment to Credit Facilitation Agreement dated May 29, 2002, by and between Gottschalks Inc. and Harris.

* Incorporated by reference to Exhibit 7 to the Amended Schedule 13D filed by Harris, El Corte Ingles, S.A., Joseph Levy and Bret Levy on June 4, 2002.